EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of Adept Technology, Inc. for the registration of 350,000 shares of its common stock and to the incorporation by reference therein of our reports dated August 2, 1999, with respect to the consolidated financial statements of Adept Technology, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG, LLP



San Jose, California
October 27, 1999